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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement of Carey Watermark Investors Incorporated on Form S-11 of:

  •
  Our report dated September 18, 2012 relating to the financial statements of Lake Arrowhead Resort and Spa as of and for the years ended December 31, 2011 and 2010 to Carey Watermark Investors Incorporated's Form 8-K/A filed on September 20, 2012;

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  Our report dated December 13, 2012 relating to the financial statements of Westin Atlanta North at Perimeter as of and for the years ended December 31, 2011 and 2010 to Carey Watermark Investors Incorporated's Form 8-K/A filed on December 13, 2012;

  •
  Our report dated February 15, 2013 relating to the balance sheets of the Courtyard by Marriott Mission Valley as of September 30, 2012 and December 31, 2011 and the related carve-out statements of operations, net parent company investment and cash flows for the nine month period ended September 30, 2012 and the year ended December 31, 2011 to Carey Watermark Investors Incorporated's Form 8-K/A filed on February 20, 2013;

  •
  Our report dated May 2, 2013 relating to the financial statements of the Fairwood Hotel Portfolio as of and for the years ended December 31, 2012 and 2011 to Carey Watermark Investors Incorporated's Form 8-K/A filed on May 3, 2013;

  •
  Our report dated May 22, 2013 relating to the financial statements of the Courtyard by Marriott Shadyside as of and for the year ended December 31, 2012 to Carey Watermark Investors Incorporated's Form 8-K/A filed on May 23, 2013;

  •
  Our report dated October 16, 2013 relating to the financial statements of the Raleigh Marriott City Center as of and for the years ended December 31, 2012 and 2011 to Carey Watermark Investors Incorporated's Form 8-K/A filed on October 18, 2013.

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ MCGLADREY LLP
Chicago, Illinois October 25, 2013

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  Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM